UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
Form 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): August 25, 2022
Allegiance Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-37585	26-3564100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040
(Address of Principal Executive Offices) (Zip Code)
(281) 894-3200
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABTX	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 25, 2022, Allegiance Bancshares, Inc., a Texas corporation (the “Company”), and CBTX, Inc., a Texas corporation (“CBTX”), entered into an amendment (the “Amendment”) to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 5, 2021, by and between the Company and CBTX, pursuant to which, the Company will, upon the terms and subject to the conditions set forth therein, merge with and into CBTX, with CBTX continuing as the surviving corporation (the “Merger”).

Prior to the parties’ execution and delivery of the Amendment, Section 8.1(c) of the Merger Agreement provided that either party may terminate the Merger Agreement at any time prior to the effective time of the Merger if the Merger shall not have been consummated on or before August 2, 2022 (the “Termination Date”), subject to certain limitations, and an automatic extension of such date to October 31, 2022 (the “Regulatory Extension Date”) if the requisite regulatory approvals have not been received prior to the Termination Date. Pursuant to the Amendment, the parties amended Section 8.1(c) of the Merger Agreement to extend (a) the Termination Date from August 2, 2022 to November 1, 2022, and (b) the Regulatory Extension Date from October 31, 2022 to January 3, 2023.

As of August 25, 2022, regulatory approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) for the Merger had not yet been received by the parties. The parties have entered into the Amendment in order to provide additional time to obtain such approval from the Federal Reserve Board. The parties have received regulatory approvals from the Federal Deposit Insurance Corporation and the Texas Department of Banking for the merger of CommunityBank of Texas, N.A., CBTX’s wholly owned bank subsidiary, with and into Allegiance Bank, the Company’s wholly owned bank subsidiary, with Allegiance Bank continuing as the surviving bank. Approval by the Federal Reserve Board is the only outstanding regulatory approval required to complete the Merger, and the Company and CBTX both remain committed to the Merger and obtaining such approval.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	First Amendment, dated as of August 25, 2022, to the Agreement and Plan of Merger, dated as of November 5, 2021, by and between Allegiance Bancshares, Inc. and CBTX, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

Date: August 25, 2022	By:	/s/ Steven F. Retzloff
Steven F. Retzloff
Chief Executive Officer